Exhibit 10.23

LEASE

between

IBX 801 THOMPSON REALTY, LLC, Landlord

and

QUANTUM SPACE, LLC, Tenant

January 1, 2022

- i -

TABLE OF CONTENTS (Cont’d)

EXHIBITS

Exhibit A - Tenant Space Plan	21

Exhibit B - Lease Payment Schedule	22

Exhibit C - Confirmation of Lease Commencement Date	23

- ii -

LEASE

This Lease made this 1st day of January, 2022, by and between IBX 801 THOMPSON REALTY, LLC, hereinafter called “Landlord”, whose principal office is located at 801 Thompson Ave. Suite 400, Rockville, MD 20852, and Quantum Space, LLC a limited liability company, hereinafter called “Tenant”, whose principal office is located at 801 Thompson Ave. Suite 201, Rockville, MD 20852.

WITNESSETH:

ARTICLE I

PREMISES AND TERM

1.1	Premises.

Landlord, for and in consideration of the covenants and agreements hereinafter set forth and the rent hereinafter reserved, has, and does hereby lease, unto Tenant and Tenant, subject to the terms and conditions herein contained, hereby leases from Landlord, the space described as follows:

From	To	Suite	RSF
1/1/2022	12/31/2026	201	2,870

1.2	Term.

Subject to the provisions hereof, the term of this Lease shall be for a term of five (5) years, commencing on the 1st day of January 2022, and ending on the 31st day of December, 2026, both dates inclusive.

1.3	Commencement of Possession.

(a)	The “Commencement Dates” are outlined in Exhibit “C” Confirmation of Lease Agreement.

ARTICLE II

RENTAL

2.1	Basic Rent.

(a) Tenant covenants and agrees to pay to Landlord for the amounts outlined in Attachment “B” Lease Payment Schedule.

(b) All payments of Basic Rent, additional rent (as hereinafter provided) and other payments to Landlord required hereunder shall be made without demand, deduction or offset, in cash or by check payable to Landlord and shall be delivered to IBX 801 Thompson Realty, LLC, at its offices at Suite 400, 801 Thompson Ave., Rockville, MD 20852, or to such other party and place as may be designated by notice in writing from Landlord to Tenant from time to time.

(c) Any monthly installment of Basic Rent not paid by the fifth day of the month shall be subject to a late charge of five percent (5%), but this does not extend the due date of the rent from the first day of each month. In addition, all Basic Rent not paid within thirty (30) days after the due date and all other rent and all other payments becoming due hereunder (including additional rent) shall bear interest at the rate of twelve percent (12%) per annum from the date when the same shall become due and payable.

(d) Tenant agrees to pay within five (5) days after demand a charge of Fifty Dollars ($50.00) for any check delivered by Tenant to Landlord (or its agent) which shall be dishonored by Tenant’s bank. If more than two (2) checks shall be dishonored in any twelve (12) month period, Landlord shall have the right to require that all payments made by Tenant thereafter under this Lease shall be made by bank cashier’s check, certified check, or money order.

No payment by Tenant or receipt and acceptance by Landlord of a lesser amount than the Basic Rent, additional rent, or other payments to Landlord required hereunder shall be deemed to be other than part payment of the full amount then due and payable, nor shall any endorsement or statement on any check or any letter accompanying any check, payment of rent or other payment, be deemed an accord and satisfaction; and Landlord may accept such part payment without prejudice to Landlord’s right to recover the balance due and payable or pursue any other remedy provided in this Lease.

2.2	Annual Basic Rent Escalations.

Beginning January 1, 2023, and each year that this Lease remains in effect, Tenant shall pay to Landlord as Basic Rent such sums as determined by increasing the previous year’s Basic Rent by three percent (3%).

2.3	Operating Expense and Real Estate Tax-Escalation.

(a) For the purposes of this Lease,

(i)	In addition to the Base Annual Rental, Tenant will pay each year, as additional rent, its proportionate share of Landlord’s costs of operating the Building (the “Operating Costs”) in excess of the Operating Costs incurred by Landlord during calendar year 2022 (“Base Year”). Tenant’s proportionate share shall be six (6) percent.

(ii)	In addition to the Base Annual Rental, Tenant will pay each year, as additional rent, its proportionate share of all Real Estate Taxes, as hereinafter defined, incurred with respect to the Building and the land on which it is located in excess of the Real Estate Taxes incurred with respect to the Building and the land on which it is located during the calendar tax year (1/1/2020 through and including 12/31/2020). With respect to Real estate taxes Tenant’s proportionate share shall be six (6) percent.

(b) Operating Costs shall include electricity with respect to the common areas (the “Common Areas”) and tenant spaces of the Building (including the parking facilities and indoor and outdoor common areas) and surrounding sidewalks and alleys, water, sewer and other utility charges (including surcharges) of every type and nature provided to Common Areas and tenant spaces of the Building, all costs and expenses for elevator service, heating, ventilating and air-conditioning, replacement of light tubes and bulbs, restroom facilities and supplies, access control, exterminating services, trash and snow removal, window cleaning, sidewalk cleaning, and all other services provided by Landlord to the Common Areas or tenant spaces of the Building or the tenants thereof; premiums and other charges incurred by Landlord with respect to all insurance relating to the Building and the operation and maintenance thereof, including, without limitation, all risk of physical damage or fire and extended coverage insurance, public liability insurance, elevator insurance, worker’s compensation insurance, boiler and machinery insurance, sprinkler leakage insurance (if applicable), rent insurance, use and occupancy insurance, and health, accident and group life (if applicable) insurance for employees; management fees and personnel costs of the Building, including, but not limited to, salaries, wages, fringe benefits and other direct and indirect costs of engineers, superintendents, watchmen, porters, and any other Building personnel; costs of service and maintenance contracts, including, but not limited to, chillers (if applicable), boilers (if applicable), controls, elevators, mail chute, window, and security services; all other maintenance and repair expenses and supplies which are deducted by Landlord in computing its Federal income tax liability; amortization and depreciation for capital expenditures incurred by Landlord in connection with additions, replacements or improvements reasonably calculated by Landlord to reduce operating expenses, or which are incurred in connection with compliance with governmental orders; the costs of any additional services not provided to the Building at the Lease Commencement Date but thereafter provided by Landlord in the prudent management of the Building; the costs of char service; reasonable reserves for replacements, repairs and contingencies; any Maryland business, professional and occupational license taxes payable by Landlord with respect to the Building; auditing and accounting fees, including accounting fees incurred in connection with the preparation and certification of any and all statements required under this Lease; all miscellaneous taxes (including, without limitation, all sales and excise taxes on the expenditures enumerated in this Paragraph) applicable to the Building and any taxes imposed on personal property in the Building owned by Landlord; the cost of licenses, permits and similar fees and charges; and any other costs and expenses, including attorney’s fees, incurred by Landlord in maintaining, managing or operating the Building.

Operating Costs shall not include principal or interest payments on any mortgage, deed of trust, or ground lease; leasing commissions payable by Landlord; deductions for depreciation for the Building, except to the extent included above; capital improvements that are not deducted by Landlord in computing its Federal income tax liability, except to the extent included above; any amount for which Landlord is reimbursed through insurance, by third persons, or directly by other tenants of the premises, or the costs of special services or utilities separately charged to individual tenants of the Building.

(c) The term “real estate taxes” means all taxes, rates and assessments, general and special, levied or imposed with respect to the land, Building and improvements constructed thereon of which the Leased Premises are a part, including all taxes, rates and assessments, general and special, levied or imposed for school, public betterment, general or local improvements and taxes imposed in connection with any special taxing district. If the system of real estate taxation shall be altered or varied and any new tax or levy shall be levied or imposed on said land, Building and improvements, and/or on Landlord, in substitution for real estate taxes presently levied or imposed on immovables in the jurisdiction where the property is located, then any such new tax or levy shall be included within the term “real estate taxes”.

(i) The term “base real estate taxes” means (x) the assessed value of the land, Building and improvements, multiplied by the then current rate, for the first real estate tax year for which real estate taxes are payable by Landlord after assessment of the land, Building and improvements as a completed building, or (y) the assessed value of the land, Building and improvements, multiplied by the then current rate, for the tax year during which this Lease commences, whichever is later.

(ii) The term “real estate tax year” means each successive twelve-month (12) period following and corresponding to the period for which the base real estate taxes are established, irrespective of the period or periods which may from time to time in the future be established by competent authority for the purposes of levying or imposing real estate taxes.

(iii) Real estate taxes which are being contested by Landlord shall nevertheless be included for purposes of the computation of the liability of Tenant under this Section, provided, however, that in the event that Tenant shall have paid any amount of increased rent pursuant to this Section and Landlord shall thereafter receive a refund of any portion of any real estate taxes on which such payment shall have been based, Landlord shall pay to Tenant the appropriate portion of such refund. Landlord shall have no obligation to contest, object or litigate the levying or imposition of any real estate taxes and may settle, compromise, consent to, waive or otherwise determine in its discretion any real estate taxes without consent or approval of Tenant. The Tenant’s proportionate share of reasonable expenses, including attorneys’ fees, expert witness fees and similar costs, incurred by Landlord in obtaining or attempting to obtain a reduction of any Real Estate Taxes and Landlord’s administrative expenses relating to the foregoing, shall be added to and paid together with such Real Estate Taxes.

(d) Landlord may, at its discretion, make a reasonable estimate of said excess and Tenant shall make monthly payments to Landlord on account of the estimated increases in Operating Costs and estimated increases in Real Estate Taxes for such calendar year. Landlord shall submit to Tenant estimates as soon as practicable after the end of each calendar year. Following its receipt of each such estimates, Tenant shall pay to Landlord, monthly, on the first day of each month through and including the month in which Tenant receives Landlord’s next such estimates, an amount equal to one-twelfth (1/12th) of Tenant’s proportionate share of estimated increases in Operating Costs and one-twelfth (1/12) of Tenant’s proportionate share of estimated increases in Real Estate Taxes. Each year, when Landlord submits its estimate for that calendar year, Landlord shall also submit statements of the Operating Costs and Real Estate Taxes actually incurred during the immediately preceding calendar year. If Tenant’s total payments on account of estimated increases in Operating Costs and Real Estate Taxes made through December of the immediately preceding calendar year exceed the amount of the increases actually due for that calendar year, Landlord shall credit any difference against the respective additional payments next due from Tenant. If, on the other hand, such payments were less than the amount of the increases actually due, Tenant shall pay the difference to Landlord with its next rent due. Tenant’s liability for its proportionate share of increases in Operating Costs and for its proportionate share in Real Estate Taxes for the last calendar year of the term of this Lease shall survive the expiration of the Lease. Similarly, Landlord’s obligation to refund to Tenant the excess, if any, of the amount of Tenant’s payment on account of estimated increases for such last calendar year over Tenant’s actual liability therefor shall survive the expiration of the term of this Lease. Landlord may at any time or from time to time furnish to Tenant a revised estimate for any calendar year and in such case Tenant’s payments on account of estimated increases for such calendar year shall be adjusted accordingly.

(e) Nothing contained in this Section shall be construed at any time to reduce the monthly installments of rent payable hereunder below the amounts stipulated in Sections 2.1 and 2.2 of this Lease.

(f) If the termination date of the Lease shall not coincide with the end of a Base Year or a real estate tax fiscal year, then in computing the amount payable under this Section for the period between the commencement of the applicable real estate tax year in question and the termination date of this Lease, the base real estate taxes shall be deducted from the real estate taxes for the applicable real estate tax year and, if there shall be a difference, such difference prorated on a monthly basis shall be payable by Tenant. Tenant’s obligation to pay increased real estate taxes under this Section for the final period of the Lease shall survive the expiration of the term of this Lease.

2.4	Gross Receipts Taxes.

After notification by Landlord, Tenant shall pay to Landlord, as additional rent together with each monthly payment of Basic Rent, an amount equal to any taxes (other than income taxes) levied or imposed upon the rentals payment under this Lease, whether described as gross receipts taxes, excise tax, or by any other term.

2.5	Additional Rental.

All amounts payable by Tenant under the terms of this Lease, in addition to the Basic Rent, and any charge or expense incurred by Landlord on behalf of Tenant under the terms of this Lease, shall be considered additional rent hereunder. In addition to and not in limitation of any other rights and remedies which Landlord may have in case of the failure by Tenant to pay such sums when due, such nonpayment shall entitle Landlord to the remedies available to it hereunder for non-payment of rent. All such charges or expenses shall be paid to Landlord at Agent’s office or to its successor or at such other place and to such other person as Landlord may from time to time designate in writing.

2.6	Parking.

Landlord shall designate for the Tenant four (4) reserved spaces within the Building’s parking lot.

ARTICLE III

USE AND OCCUPANCY

3.1	Use of Premises.

(a) Tenant covenants to use and occupy the Leased Premises for executive and general offices for normal office use, and for no other purpose whatsoever, and to permit Landlord to transmit heat, air conditioning, and electric current throughout the Leased Premises at all times at the discretion of Landlord, provided, however, that Landlord shall not exercise this right in such a way as to unreasonably inconvenience Tenant, or unreasonably interfere with Tenant’s use of the Leased Premises.

(b) Tenant will not use or permit the Leased Premises or any part thereof to be used for any disorderly, unlawful or extra hazardous purpose nor for any other purpose than hereinbefore specified; and will not manufacture any commodity therein, without the prior written consent of Landlord.

(c) Tenant shall not load the Leased Premises hereby leased beyond its present carrying capacity. Any damage resulting from overloading the floors or walls of the Leased Premises will be charged to Tenant.

(d) Tenant will not do or permit to be done in the Leased Premises, or the Building, or bring or keep anything therein, which shall in any way increase (or result in a rate higher than the standard minimum rate for normal office use) the rate of fire or other insurance on the Building, or on the property kept in the Building. Nor will Tenant obstruct, or interfere with the rights of other tenants, or in any way, injure or annoy them, or those having business with them, or conflict with them, or conflict with the fire laws or regulations or with any insurance policy upon the Building or any part thereof, or with any statutes, rules or regulations enacted or established by the Federal Government or by the State, City or County in which the Leased Premises is located. If any increase in the rate of fire insurance or other insurance is stated by any insurance company due to the use of the Leased Premises by Tenant or the placement of any property (including but not limited to equipment) by Tenant in or about the Leased Premises, such statement shall be conclusive evidence that the increase in such rate is due to such use or property and, as a result thereof, Tenant shall be liable for such increase and shall reimburse Landlord therefor as additional rental.

(e) Tenant shall have only a non-exclusive right to use the common or public areas of the Building or the parking area on the land and shall not place or leave any items therein or thereon or in any other place on the land or in the Building other than within the Leased Premises. Landlord shall have the right at any time, without Tenant’s consent, to change the arrangement or location of entrances, passageways, doorways, corridors, stairs, toilet rooms, or other public portions of the Building, provided that any such change does not unreasonably obstruct access to the Leased Premises.

3.2	Tenant Requirements for Space Improvement.

Tenant accepts the Premises in its “as-is” condition as existing on the date of the Lease.

3.3	Alterations.

(a) Tenant will not make any alterations, installations, changes, replacements, additions, or improvements, structural or otherwise, in or to the Leased Premises or any part thereof, without the prior written consent of Landlord.

(b) All alterations, installations, changes, replacements, additions to or improvements upon the Leased Premises (whether with or without Landlord’s consent) shall, at the election of Landlord, remain upon the Leased Premises and be surrendered with the Leased Premises at the expiration of this Lease without disturbance, molestation or injury. Should Landlord elect that alterations, installations, changes, replacements, additions to or improvements upon the Leased Premises be removed upon termination of this Lease or upon termination of any renewal period hereof, Landlord will provide such notice to Tenant no less than thirty (30) days prior to the termination of Lease and Tenant hereby agrees to cause them to be removed at Tenant’s sole cost and expense and to repair any damage caused by such removal and should Tenant fail to remove them then and in such event Landlord shall cause them to be removed at Tenant’s expense and Tenant hereby agrees to reimburse Landlord for the cost of such removal together with any and all damages which Landlord may suffer and sustain by reason of Tenant’s failure to remove them.

3.4	Fixtures, Etc.

Tenant covenants, at the expiration or other termination of this Lease, to remove all goods and effects from the Leased Premises not the property of the Landlord, and to yield to the Landlord the Leased Premises and all keys, locks and other fixtures connected therewith (except trade fixtures and other fixtures belonging to the Tenant), in good repair, order and condition in all respects, reasonable wear and use thereof and damage by fire or other casualty and damage from any risk with respect to which Tenant is not herein expressly made liable excepted.

3.5	Signs, Weight, Moving, Etc.

(a) Tenant agrees that any signs posted on the building, directories, and other locations must be installed at tenant’s expense and landlord will not unreasonably disallow as long as landlord approves location, style and the signs are properly permitted.

(b) Tenant agrees that Landlord shall have the right to prescribe the weight, and method of installation and position of safes or other heavy fixtures or equipment; that all damage done to the Building by taking in or removing a safe or any other article of Tenant’s office equipment, or due to its being in the Leased Premises, shall be repaired at the expense of the Tenant. No freight, furniture or other bulky matter of any description, will be received into the Building or carried in the elevators, except as approved by Landlord. All moving of furniture, material and equipment shall be under the direct control and supervision of Landlord, who shall, however, not be responsible for any damage to or charges for moving same. Tenant agrees promptly to remove from the public area adjacent to the Building any of Tenant’s merchandise there delivered or deposited.

(c) Tenant agrees not to strip or overload, damage or deface the Leased Premises or hallways, stairways, elevators, parking facilities or other approaches thereto, of the Building, or the fixtures therein or used therewith, nor to permit any hole to be made in any of the same.

3.6	Electrical Equipment.

Tenant will not install or operate in the Leased Premises any electrically operated equipment or other machinery, other than electric typewriters, or adding machines, and such other electrically operated office machinery used in modern offices, without first obtaining the prior consent in writing of Landlord, who may condition such consent upon the payment by Tenant of additional rent in compensation for such excess consumption of water and/or electricity or wiring as may be occasioned by the operation of said equipment or machinery; nor shall Tenant install any other equipment whatsoever which will or may necessitate any changes, replacements or additions or to require the use of the water system, plumbing system, heating system, air conditioning system or the electrical system of the Leased Premises without the prior written consent of Landlord.

3.7	Access.

Tenant agrees that it will allow Landlord, its agents or employees, to enter the Leased Premises at all reasonable times to examine, inspect, or to protect the Leased Premises or prevent damage or injury to the Leased Premises, or to make such alterations and repairs as Landlord may deem necessary, or to exhibit the same to prospective tenants during the last six (6) months of the term of this Lease, provided that Landlord shall not thereby unreasonably interfere with the conduct of Tenant’s business

3.8	Rules and Regulations.

Tenant covenants that the following rules and regulations, and such other and further rules and regulations as Landlord may make and which in Landlord’s judgment are needful for the general well-being, safety, care and cleanliness of the Leased Premises and Building, together with their appurtenances, shall be faithfully kept, observed and performed by Tenant, and by its agent, servants, employees and guests unless waived in writing by Landlord.

(a) Sidewalks, entries, passages, elevators and staircases and other parts of the Building which are not part of the Leased Premises shall not be obstructed or used for any other purposes than ingress or egress.

(b) Tenant shall not install or permit the installation of any awnings, shades and the like other than those approved by Landlord in writing.

(c) No additional locks shall be placed upon any doors of the Leased Premises; and doors leading to the corridors or main halls shall be kept closed during business hours except as they may be used for ingress or egress. Tenant agrees to promptly furnish Landlord a duplicate(s) of any keys for locks Tenant may place upon any such doors.

(d) Tenant shall not construct, maintain, use or operate within the Leased Premises or elsewhere in the Building or on the outside of the Building, any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system unless Tenant shall have first obtained the prior written consent of Landlord.

(e) No bicycles or vehicles of any kind shall be brought into or kept in or about the Leased Premises or the Building, with the exception of those areas, if any, designated by Landlord.

(f) No cooking shall be done or permitted by Tenant in the Leased Premises, without the prior written consent of Landlord, provided, however, that the heating, refrigerating and preparing of beverages and light snacks shall be permitted if there are appropriate facilities and equipment for such purpose and subject to the prior written consent of Landlord. Tenant shall not cause or permit any unusual or objectionable odors to be produced upon or emanate from the Leased Premises.

(g) Tenant shall not overload the floor or electrical wiring and not install any additional electrical wiring or plumbing without Landlord’s prior written consent.

(h) Tenant shall not conduct, permit, or suffer any public or private auction sale to be conducted on or from the Leased Premises.

(i) No animals of any kind shall be brought into or kept about the Building by Tenant or any of its employees, agents or guests, without the prior written consent of the Landlord.

(j) Landlord will furnish and install fluorescent tubes and light bulbs for the Building’s standard fixtures only. For special fixtures, Tenant will stock its own bulbs which will be installed by Landlord when so requested by Tenant.

(k) Landlord does not maintain, and repair suite finishes or fixtures which are non-standard, such as kitchens, bathrooms, wallpaper, special lights, etc. However, should the need for maintenance or repairs arise, Landlord will, upon Tenant’s request, arrange for the work to be done at Tenant’s expense.

(l) No vending machines shall be permitted to be placed or installed in any part of the Building, other than tenant’s leased space, by any tenant. Landlord reserves the right to place or install vending machines in any part of the common areas of the Building.

3.9	Relocation of Tenant.

Landlord shall have the right from time to time during the term of this Lease to relocate the Leased Premises from their present location within the Building to another location within the Building, deemed suitable by the Tenant, having at least the same floor area as that of the Leased Premises, provided that the Landlord gives the Tenant written notice of the Landlord’s intention to do so at least one hundred and eighty (180) days before undertaking such relocation. The Landlord shall, at its expense, finish out the new location in a manner comparable to that in the Leased Premises, including tenant improvements, and shall pay all reasonable moving costs incurred by the Tenant in connection with such move. Upon the completion of such relocation, this Lease shall automatically cease to cover the space constituting the Leased Premises immediately before such relocation, and shall automatically thereafter cover the space to which the Leased Premises have been relocated, as aforesaid, all on the same terms and subject to the same conditions as those set forth in the provisions of this Lease as in effect immediately before such relocation, and all without the necessity of further action by either party hereto; provided, that each party hereto shall, promptly upon its receipt of a written request therefor from the other, enter into such amendment of this Lease as the requesting party considers reasonably necessary to confirm such relocation. Should the Tenant refuse to permit the Landlord to move the Tenant, the Landlord, in addition to any other remedies it may have by reason thereof, shall have the right to cancel and terminate this Lease by giving one hundred and twenty (120) days’ prior notice to the Tenant.

3.10	Subletting and Assignment.

(a) Tenant will not sublet the Leased Premises or any part thereof, including desk space, or transfer possession or occupancy thereof, to any person, firm or corporation or transfer, assign, mortgage or encumber this Lease or any interest in this Lease or permit the transfer of any of its corporate stock, without the prior written consent of Landlord, nor shall any subletting, assignment or transfer hereof be effected by operation of law or otherwise without the prior written consent of Landlord. Landlord’s consent will not be unreasonably withheld. Any attempted subletting, assignment, transfer, mortgaging or encumbering of this Lease in violation of the provisions hereof shall be void and confer no rights on any third person.

(b) If Tenant desires to sublet all or a substantial portion of the Leased Premises, Tenant shall give Landlord thirty (30) days written notice of Tenant’s intention to do so, together with a written statement containing the name of the proposed assignee or subtenant, such information as to its financial responsibility and standing as Landlord may require, and all of the terms and provisions upon which the proposed assignment or subletting is to be made and, if the proposed sublet area constitutes less than all of the Leased Premises, a floor plan designating the proposed sublet area. Tenant shall reimburse Landlord, upon demand, any reasonable out-of-pocket costs (including attorney’s fees) incurred by Landlord in reviewing the proposed assignment or sublease. Within thirty (30) days after receipt of said notice, Landlord shall have the right to sublet the Leased Premises from Tenant at the same rental stipulated herein. If Tenant desires to sublet all of the Leased Premises, Landlord shall have the right to terminate this Lease on a date to be agreed upon by Landlord and Tenant. If Landlord has not exercised its right to sublet the Leased Premises or terminate this Lease as heretofore provided, Tenant may sublet the Leased Premises only after first obtaining the written consent of Landlord.

(c) If Tenant shall receive any consideration for any assignment or the rent provided under any sublease shall be greater than the rent provided for herein, Tenant shall pay to Landlord an additional rental equal to one-half of all such increased amounts on the date which such rentals are due under the assignment or sublease.

(d) If Landlord consents to the subletting or assignment of the Leased Premises, Tenant shall remain fully liable and obligated under all the terms, conditions and provisions of this Lease and any assignee shall assume all of the obligations of the Tenant under this Lease. The consent by Landlord to any assignment, transfer, or subletting to any party other than Landlord, shall not be constructed as a waiver or release of Tenant from the terms of any covenants or obligation under this Lease, nor shall the collection or acceptance of rent from any such assignee, transferee, subtenant or occupant constitute a waiver of, or release of Tenant from, the terms of any covenant or obligation contained in this Lease, nor shall any such assignment or subletting be construed to relieve Tenant from giving Landlord said thirty (30) day notice or from obtaining the consent in writing of Landlord to any further assignment or subletting. In the event that Tenant defaults hereunder, Tenant hereby assigns to Landlord the rent due from any subtenant of Tenant and hereby authorizes each such subtenant to pay said rent directly to Landlord. A copy of the assignment or sublease will be furnished to Landlord prior to its approval and will not thereafter be modified or amended without Landlord’s prior consent.

3.11	Elements of Constructive Eviction.

Tenant shall not be entitled to claim a constructive eviction from the Leased Premises unless Tenant shall have first notified Landlord in writing of the condition giving rise to the claim and, if the complaints are justified, unless Landlord fails to remedy the conditions within a reasonable time after receipt of the notice.

3.12	Hazardous Waste.

(a) Tenant will not use, generate, manufacture, produce, store, release, discharge, or dispose of on, under or about the Leased Premises or transport to or from the Leased Premises any Hazardous Substance (as defined below) or allow any other person or entity to do so.

(b) Tenant shall keep and maintain the Leased Premises in compliance with and shall not cause or permit the Leased Premises to be in violation of, any Environmental Law (as defined below).

(c) Tenant shall give prompt written notice to Landlord of:

(i) any proceeding or inquiry by any governmental authority with respect to the presence of any Hazardous Substance on the Leased Premises or the migration thereof from or to other property;

(ii) all claims made or threatened by any third party against Tenant or the Leased Premises relating to any loss or injury resulting from any Hazardous Substance; and

(iii) Tenant’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Leased Premises that could cause the Leased Premises or any part thereof to be subject to the restrictions on the ownership, occupancy, transferability or use of the Leased Premises under any Environmental Law.

(d) Landlord shall have the right to join and participate in, as a party if it so elects, any legal proceedings or actions initiated with respect to the Leased Premises in connection with any Environmental Law and have its attorney fees in connection therewith paid by Tenant.

(e) Tenant shall protect, indemnify and hold harmless Landlord, its directors, officers, employees, agents, successors and assigns from and against any and all loss, damage, cost, expense or liability (including attorney fees and costs) directly or indirectly arising out of or attributable to the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, or presence of a Hazardous Substance on, under or about the Leased Premises including without limitation (i) all foreseeable consequential damages, and (ii) the costs of any required or necessary repair, cleanup or detoxification of the Leased Premises and the preparation and implementation of any closure, remedial or other required plans. The foregoing environmental indemnity shall survive the expiration or termination of this Lease and/or any transfer of all or any portion of the Premises, or of any interest in this Lease, and shall be governed by the laws of the state in which the Leased Premises are located.

(f) In the event that any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature (the “Remedial Work”) is reasonable, necessary or desirable under any applicable local, state or federal law or regulation, any judicial order, or by any governmental or non-governmental entity or person because of, or in connection with, the current or future presence, suspected presence, release or suspected release of a Hazardous Substance in or into the air, soil, ground water, surface water or soil vapor at, on, about, under or within the Leased Premises (or any portion hereof), Tenant shall within thirty (30) days after written demand for performance thereof by Landlord (or such shorter period of time as may be required under any applicable law, regulation, order or agreement), commence and thereafter diligently prosecute to completion, all such Remedial Work. All Remedial Work shall be performed by contractors approved in advance by Landlord, and under the supervision of a consulting engineer approved by Landlord. All costs and expenses of such Remedial Work shall be paid by Tenant including, without limitation, Landlord’s reasonable attorney fees and costs incurred in connection with monitoring or review of such Remedial Work. In the event Tenant shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, such Remedial Work, Landlord may, but shall not be required to, cause such Remedial Work to be performed and all costs and expenses thereof, or incurred in connection therewith, shall become immediately due and payable as additional rent to the Landlord from the Tenant.

(g) “Environmental Law” means any federal, state or local law, statute, ordinance, or regulation pertaining to health, industrial hygiene, or the environmental conditions on, under or about the Leased Premises, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (“CERCLA”) as amended, 42 U.S.C. Sections 9601 et seq., and the Resource Conservation and Recovery Act of 1976 (“RCRA”), 42 U.S.C. Sections 6901 et seq.

(h) The term “Hazardous Substance” includes without limitation:

(i) Those substances included within the definitions of “hazardous substances,” or “solid waste” in CERCLA, RCRA, and the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq., and in the regulations promulgated pursuant to said laws;

(ii) Those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto);

(iii) Such other substances, materials and wastes which are or become regulated under applicable local, state or federal law, or the United States government, or which are classified as hazardous or toxic under federal, state, or local laws or regulations; and

(iv) Any material, waste or substance which is (a) asbestos, (b) polychlorinated biphenyls, (c) designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Sections 1251 et seq. (33 U.S.C. Section 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Section 1317); (d) explosives, or (e) radioactive materials.

ARTICLE IV

MAINTENANCE, REPAIRS & SERVICE

4.1	Services.

Landlord shall furnish reasonably adequate electric current, water, lavatory supplies, and automatically operated elevator service and normal and usual cleaning and char service, without additional cost to Tenant. Landlord further agrees to furnish heat and air conditioning by means of central air conditioning system during the Building’s business hours of 8:00 a.m. EST until 5:00 p.m. EST Monday through Friday of each week (exclusive of Holidays) and 8:00 a.m. EST until 1:00 p.m. EST on Saturdays, provided, however, that Landlord shall not be liable for failure to furnish or for suspension or delay in furnishing any of such services caused by breakdown, maintenance or repair work or strike, riot, civil commotion, or any cause or reason whatever beyond control of Landlord.

Tenant may request HVAC usage outside of business hours, previously annotated, at a rate of fifty dollars ($50.00) per hour.

4.2	Maintenance and Repairs.

(a) Subject to reasons beyond its control, Landlord agrees, at its expense, to maintain and keep in repair the Leased Premises and replace fluorescent tubes in the Building’s standard lighting fixtures during the term of this Lease, except for damages caused by Tenant, its agents, employees, visitors, licensees, contractors or suppliers, and except for items installed for Tenant not of building standard materials. There shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from the making of any repairs in or to any portion of the Leased Premises or the Building (or in or to fixtures, appurtenances or equipment thereof).

(b) Tenant shall take care of the Leased Premises and the fixtures, appurtenances and equipment therein and, at its sole cost and expense, make such repairs thereto necessitated by the negligence of Tenant, its agents, employees, visitors, licensees, contractors or suppliers or by the use of the Leased Premises in a manner contrary to the purposes for which they are leased to Tenant, as and when needed to preserve them in good order and condition, reasonable wear and use excepted. All damage or injury to the Leased Premises (and to the fixtures, appurtenances and equipment therein) or to the Building caused by Tenant, its agents, employees, visitors, licensees, contractors or suppliers, moving, installation or removing furniture, equipment or other property in, within or out of, the Leased Premises or Building, shall be repaired, restored or replaced promptly by Tenant at its sole cost and expense, to the reasonable satisfaction of Landlord. All such repairs, restorations and replacements shall conform to the standard of the Building and all contracts and subcontracts, contractors, subcontractors and suppliers involved in such work shall be subject to the approval of Landlord, whose written approval shall be obtained prior to the commencement of any such work. If Tenant shall fail to make such repairs, restorations or replacements, then Landlord shall have the right to make such necessary repairs, restorations and replacements, structural, non-structural, or otherwise, and any charge or cost so incurred by Landlord shall be paid by Tenant to Landlord as additional rent payable with the installment of rent next becoming due under the terms of this Lease. This provision shall be construed as an additional remedy granted to Landlord and not in limitation of any other rights and remedies which Landlord has or may have in said circumstances.

ARTICLE V

INSURANCE, DAMAGES AND CONDEMNATION

5.1	Insurance and Indemnification.

(a) Tenant agrees to save Landlord and Agent harmless and indemnified from all loss, damage, liability or expense incurred, suffered, or claimed by any person whomsoever by reason of Tenant’s neglect or use of the Leased Premises or of the Building or of anything thereon, or the parking facilities in or adjacent thereto, or of water, steam, electricity, or other agency, or by reason of any injury, loss, or damage to any person or property upon the Leased Premises, the Building or parking facilities, and to be answerable for all nuisances caused or suffered on the Leased Premises, or caused by Tenant in the Building, or parking facilities, or on the approaches thereto.

(b) Tenant shall at all times during the term hereof keep in force at its own expense non-deductible:

(i) commercial (comprehensive) liability insurance policy, including (but not limited to) insurance against assumed or contractual liability under this Lease, with respect to liability arising out of the ownership, use, occupancy or maintenance of the premises and all areas appurtenant thereto, to afford protection with respect to personal injury, death or property damage of not less than One Million Dollars ($1,000,000) per occurrence combined single limit, and Two Million Dollars ($2,000,000) general aggregate (but not less than $2,000,000 per location aggregate); and

(ii) all-risks property and casualty insurance policy, including theft coverage, written at replacement cost value and with replacement cost endorsement, covering all of Tenant’s personal property in the Premises (including, without limitation, inventory, stock, trade fixtures, floor coverings, furniture and other property removable by Tenant under the provision of this Lease, all of which shall be on the Leased Premises at Tenant’s sole risk) and all leasehold improvements installed in the Premises by or on behalf of Tenant; and

(iii) if and to the extent required by law, worker’s compensation insurance policy, or similar insurance in form and amount required by law.

(c) Tenant shall require any contractor of Tenant performing work on the Premises to carry and maintain at no expense to Landlord, a non-deductible:

(i) commercial (comprehensive) liability insurance policy, including (but not limited to) contractor’s liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement and contractor’s protective liability coverage, to afford protection, with respect to personal injury, death or property damage of not less than One Million Dollars ($1,000,000) per occurrence combined single limit, and Two Million Dollars ($2,000,000) general aggregate (but not less than $2,000,000 per location aggregate); and

(ii) comprehensive automobile liability insurance policy with limits for each occurrence of not less than One Million Dollars ($1,000,000) with respect to personal injury or death and Five Hundred Thousand Dollars ($500,000) with respect to property damage; and

(iii) worker’s compensation insurance policy or similar insurance in form and amounts required by law.

(d) Notwithstanding any other provisions contained in this Lease to the contrary, the company or companies writing any insurance which Tenant is required to carry and maintain or cause to be carried or maintained pursuant to this Lease, as well as the form of such insurance shall at all times be subject to Landlord’s approval and any such company or companies shall be licensed to do business in the State in which the Leased Premises are located. All companies must have a policyholders rating of at least A, with a financial rating of XII. Public liability and all-risk casualty insurance policies evidencing such insurance shall name Landlord or its designee as additional insured, shall be primary and non-contributory, and shall also contain a provision by which the insurer agrees that such policy shall not be cancelled except after thirty (30) days written notice to Landlord or its designee. Each such policy, or a certificate thereof, shall be deposited with Landlord by Tenant or promptly upon commencement of Tenant’s obligation to procure the same. If Tenant shall fail to perform any of its obligations under this Article V, Landlord may perform the same and the cost of same shall be deemed additional rental and shall be payable upon Landlord’s demand.

(e) Notwithstanding any other provisions contained in this Article V to the contrary, neither Landlord nor Tenant shall be liable to the other or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to any building, structure or other tangible property or loss of income deriving therefrom, or losses under Workmen’s Compensation laws and benefits, even though such losses or damages might have been occasioned by the negligence of such party, its agents or employees. However, if by reason of the foregoing waiver, either party shall be unable to obtain any such insurance, such waiver shall be deemed not to have been made by such party.

(f) Landlord shall at all times indemnify, defend and hold Tenant harmless from all loss, liability, costs, damages and expenses that may occur or be claimed with respect to any person or persons, or property on or about the Common Areas as described in Exhibit A or to the Common Areas resulting from any act done or omission by or through Landlord, its agents, employees, invitees or any person on the Common Areas. Landlord shall maintain, at all times during the Term, comprehensive general liability insurance in an insurance company licensed to do business in the state in which the Common Areas are located and satisfactory to Tenant, properly protecting and indemnifying Tenant with single limit coverage of not less than $1,000,000 for injury to or death of persons and $ 1,000,000 for property damage.

5.2	Damage by Fire or Casualty.

(a) If the Leased Premises shall be destroyed or damaged, from whatsoever cause, so as to render them unfit for the purposes for which leased, and if it is reasonably possible to repair such destruction or damage within one hundred eighty (180) days, then Tenant shall not be entitled to surrender possession of the Leased Premises without the prior written consent of Landlord, but Landlord shall proceed to repair the destruction or damage with all reasonable speed and shall complete the same within one hundred eighty (180) days, unless there shall be less than one year remaining in the term of this Lease, in which event Landlord may elect to terminate the Lease in accordance with subsection (b) hereof. In such event, Tenant shall be granted a proportionate rebate and deduction from the rental payments made and to be made hereunder, for the period from the date of such damage or destruction until the Leased Premises are ready for occupancy by Tenant or until the termination of this Lease, corresponding to the portion of the Leased Premises with respect to which Tenant is deprived of normal occupancy and use.

(b) Anything contained in the foregoing provision of this Section to the contrary notwithstanding, if during the term of this Lease the Building is so damaged by fire or other casualty that (a) either the Leased Premises or (whether or not the Leased Premises are damaged) the Building are rendered substantially unfit for occupancy, as reasonably determined by the Landlord, or (b) the Building is damaged to the extent that the Landlord reasonably elects to demolish the Building, or if any Mortgagee requires that any or all of such insurance proceeds be used to retire any or all of the debt secured by its Mortgage, then in any such case the Landlord may elect to terminate this Lease as of the date of such casualty, by giving written notice thereof to the Tenant within thirty (30) days after such date; and in such event, (a) the Tenant shall pay to the Landlord the rent and any additional rent payable by the Tenant under this Lease and accrued through the date of such termination, (b) the Landlord shall repay to the Tenant any and all prepaid rent for periods beyond such termination, and (c) the Landlord may enter upon and repossess the Leased Premises without further notice.

(c) Tenant shall give immediate notice to Landlord in case of fire or other damage to the Leased Premises.

5.3	Other Damage.

(a) All injury to the Leased Premises or the Building, caused by moving property of Tenant into, in or out of, the Building and all breakage done by Tenant, or the agents, servants, employees, and visitors of Tenant shall be repaired by Tenant, at expense of Tenant. If Tenant shall fail to do so, then Landlord shall have the right to make such necessary repairs, alterations and replacements, structural, nonstructural or otherwise and any charge or cost so incurred by Landlord shall be paid by Tenant with the right on the part of Landlord to elect in its discretion to regard the same as additional rent, in which event such cost or charge shall become additional rent payable with the installment of rent next becoming due or thereafter falling due under the terms of this Lease. This provision shall be construed as an additional remedy granted to Landlord and not in limitation of any rights and remedies which Landlord has or may have in these circumstances.

(b) Landlord shall not be liable for any damage to any property, or person, at any time in the Leased Premises, or the Building, from fire, the perils of the standard extended coverage endorsement, explosion, steam, gases, or electricity, or from water, rain, or snow, whether they may leak into, issue or flow from, any part of the Building, or from the pipes, sprinkler system, or heating or air conditioning apparatus of the Building, or from any other place or from any other cause of any kind or nature whatsoever. Tenant shall give Landlord prompt notice of any accident to or defect in the pipes, sprinkler system, heating or air conditioning apparatus, or electric wires or system in order that it may be remedied by Landlord.

(c) Landlord assumes no liability or responsibility whatever with respect to the conduct and operation of the business to be conducted in the Leased Premises nor for any loss (including theft) or damage of whatsoever kind or by whomsoever caused, to personal property, documents, records, monies, or goods of Tenant or to anyone in or about the Leased Premises, however caused or whether due in whole or in part to acts of negligence on the part of Landlord, its agents or servants, whether such acts be active or passive and Tenant agrees to hold Landlord harmless against all such claims.

5.4	Condemnation.

Tenant agrees that if the Leased Premises, or any part thereof, shall be taken or condemned for public or quasi-public use or purpose by any competent authority, Tenant shall have no claim against Landlord and shall not have any claim or rights to any portion of the amount that may be awarded as damages or paid as a result of any such condemnation; and all rights of Tenant to damages therefor, if any, are hereby assigned by Tenant to Landlord. Upon such condemnation or taking, the term of this Lease shall cease and terminate from the date of such taking or condemnation, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease, provided that if the Leased Premises are not taken, but the taking involves a portion of such land and/or Building, then the termination of this Lease shall be the election of Landlord. Should any part of the Premises be taken in the exercise of eminent domain or a conveyance in lieu thereof or in connection therewith, but not such as to render the Premises unsuitable for the operation of its business, this Lease shall continue on the same terms and conditions except that the description of the Premises or the real estate taken by right of eminent domain or a conveyance in lieu thereof or in connection therewith shall be modified to reflect such taking. In the event this Lease does not terminate by reason of such taking, the condemnation proceeds from the Demised Premises will first be used to restore the Premises to a position of occupancy by the Tenant. The balance of such condemnation proceeds from the Premises, if any, shall belong to Landlord.

ARTICLE VI

SURRENDER OF PREMISES

6.1	Surrender and Restoration.

Tenant agrees to remove from the Leased Premises, at the expiration or other termination of this Lease, all goods and effects not belonging to Landlord, and to surrender possession of the Leased Premises and all fixtures and furnishings connected therewith in good repair, order and condition in all respects, reasonable wear and use thereof and damage by fire or other unavoidable casualty only excepted. If Tenant shall fail to perform any of the foregoing obligations, Landlord is authorized to do so in Tenant’s behalf and to sell such articles and effects left on the Leased Premises as may be saleable. The proceeds of any such sale shall be applied toward the expenses thus incurred, and Tenant agrees to pay any balance promptly.

6.2	Tenant Holding Over.

If Tenant shall not immediately surrender possession of the Leased Premises at the termination of this Lease, Tenant shall become a tenant from month to month, provided rent shall be paid to and accepted by Landlord, in advance, at double the rate of rent (including Basic Rent and pro-rated additional rent) payable hereunder just prior to the termination of this Lease; but unless and until Landlord shall accept such rental from Tenant, Landlord shall continue to be entitled to retake or recover possession of the Leased Premises as hereinabove provided in case of default on the part of Tenant, and Tenant shall be liable to Landlord for any loss or damage (including both direct and consequential damages) Landlord may sustain by reason of Tenant’s failure to surrender possession of the Leased Premises immediately upon the expiration of the term of this Lease. Tenant waives any notice to quit. All rights of Landlord applicable during the term of this Lease shall be equally applicable during such period of subsequent occupancy by Tenant, whether or not a month to month tenancy shall have been created as aforesaid.

6.3	Security Deposit. – N/A

ARTICLE VII

DEFAULTS

7.1	Defaults and Remedies.

It is agreed that if

(a) Tenant shall on three or more occasions be in default in the payment of rent or other charges herein required to be paid by Tenant (default herein being defined as payment received by Landlord ten or more days subsequent to the due date), regardless of whether or not such default has occurred on consecutive or non-consecutive months; or

(b) Tenant shall violate or fail or neglect to keep and perform any of the covenants, conditions and agreements herein contained on the part of Tenant to be kept and performed; or

(c) the Leased Premises shall become vacant or deserted by Tenant, whether or not rent is in default; or

(d) there be any attachment, execution or other judicial seizure of all or a substantial part of the assets of Tenant or Tenant’s leasehold;

then, and in each and every event from thenceforth, and at all times thereafter, at the option of Landlord, Tenant’s right of possession shall thereupon cease and terminate, and Landlord shall be entitled to possession of the Leased Premises and to re-enter the same without demand of rent or demand of possession of the Leased Premises and may forthwith proceed to recover possession of the Leased Premises by process of law, any notice to quit or of intention to re-enter the same being hereby expressly waived by Tenant. And, in event of such re-entry by process of law or otherwise, Tenant nevertheless agrees to remain answerable for any and all damage, deficiency or loss of rent which Landlord may sustain by such re-entry whether or not Landlord re-lets the Leased Premises; and in such case, Landlord shall have full power, which is hereby acceded to by Tenant, to re-let the Leased Premises for and on Tenant’s behalf, and upon such re-letting Landlord shall have the right each month to sue for and recover any loss of rents or monthly deficits, with the right reserved by Landlord to bring any action(s) or proceeding(s) for the recovery of any deficits remaining unpaid without being obligated to await the end of the term of this Lease for a final determination of Tenant’s account, and the commencement or maintenance of any one or more actions shall not bar Landlord from bringing other or subsequent actions for further accruals pursuant to provisions of this Section. Landlord shall also have the right to declare the entire balance of the rent for the remainder of the term of this Lease to be due and payable immediately, and collect such balance in any manner not inconsistent with applicable law; provided that if the Landlord elects to re-let any or all of the Leased Premises following such acceleration of rent, the provisions of this Section shall be applicable with respect to the rights of the Landlord and the Tenant. Accelerated payments payable under this Lease shall not constitute a penalty or forfeiture or liquidated damages but shall merely constitute payment of rent in advance.

If under the provisions of this Lease, a summons or other applicable summary process shall be served, pursuant to the law of the State in which the Leased Premises are located, and a compromise settlement thereof shall be made, it shall not be constituted as a waiver of any breach of any covenant, condition or agreement herein contained and no waiver of any breach of any covenant, condition or agreement herein contained shall operate as a waiver of the covenant, condition or agreement itself, or of any subsequent breach thereof. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver shall be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installments of rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy provided in this Lease.

7.2	Persistent Failure to Comply with Lease Requirements.

In addition to any other remedies available to Landlord pursuant to this Lease or by law, Landlord may, at any time throughout the term of this Lease, terminate this Lease upon Tenant’s default on three (3) separate occasions during any twelve (12) month period of any one (1) or more of the provisions of this Lease, regardless of whether or not such subsequent defaults have been cured. Termination, pursuant to this Section 7.2, shall be effective upon Landlord’s delivery to Tenant of a Notice of Termination.

7.3	Bankruptcy.

If at any time during the term of this Lease or any renewal, a petition shall be filed, either by or against Tenant, in any court pursuant to any Federal, State or municipal statute, whether in bankruptcy, insolvency, or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant’s property or if Tenant makes an assignment for the benefit of Tenant’s creditors, then immediately upon the happening of any such event, and without any entry or other act by Landlord, this Lease, at Landlord’s option, shall cease and come to an end with the same force and effect as if the date of the happening of any such event were the date herein fixed for the expiration of the term of this Lease.

It is stipulated and agreed that in the event of termination of this Lease by the happening of any such event, Landlord shall forthwith, upon such termination, and any other provisions of this Lease to the contrary notwithstanding, be entitled to recover from Tenant as and for liquidated damages caused by such breach of the provisions of this Lease an amount equal to the difference between the then cash value of the rent reserved hereunder for the unexpired portion of the term and the then cash rental value of the Leased Premises for the unexpired portion of the term of this Lease, unless the statute which governs or shall govern the proceeding in which the damages are to be proved limits or shall limit the amount of the claim capable of being so proved, in which case Landlord shall be entitled to prove as and for liquidated damages an amount equal to that allowed by or under any such statute. The provisions of this Section shall be without prejudice to Landlord’s right to prove in full damages for rent accrued prior to termination of this Lease, but not paid and shall be without prejudice to any right given Landlord by any pertinent statute to prove further any amounts allowed thereby.

In making any such computation, the then cash rental value of the Leased Premises shall be deemed prima facie to be the rental realized upon any re-letting, if such re-letting can be accomplished by Landlord within a reasonable time after the termination of this Lease, and the then present cash value of the future rents hereunder reserved to Landlord for the unexpired portion of the term hereby demised shall be deemed to be such sum, if invested at eight percentum (8%) simple interest, as will produce the future rent over the period of time in question.

7.4	Failure to Perform.

If Tenant shall at any time fail to make any payment or perform any act on its part to be made or performed under the terms of this Lease, then Landlord may, but shall not be obligated so to do, and without notice to or demand upon the Tenant and without waiving or releasing Tenant from any obligation in this Lease, make any such payment or perform any such act on the part of Tenant to be made or performed as in this Lease provided. All sums so paid by Landlord and all necessary incidental costs and expenses in connection with the performance of any such act by Landlord, together with interest thereon at the rate of twelve percent (12%) per annum from the date of making of such expenditure, shall be deemed additional rent under this Lease and shall immediately become due and payable by Tenant to Landlord on demand.

If Landlord shall default in the performance or observance of any agreement or condition in this Lease contained on its part to be performed or observed, and if Landlord shall not cure such default within thirty (30) days after notice from Tenant specifying the default (or, if such default shall reasonably take more than thirty (30) days to cure, and Landlord shall not have commenced the same within the thirty (30) days and diligently prosecuted the same to completion), Tenant may, at its option, without waiving any claim for damages for breach of agreement, at any time thereafter cure such default for the account of Landlord and any amount paid or any contractual liability incurred by Tenant in so doing shall be deemed paid or incurred for the account of Landlord and Landlord shall reimburse Tenant therefor and save Tenant harmless therefrom. Provided, however, that Tenant may cure any such default as aforesaid prior to the expiration of said waiting period, without notice to Landlord if an emergency situation exists, or after notice to Landlord , if the curing of such default prior to the expiration of said waiting period is reasonably necessary to protect the Leased Premises or Tenant’s interest therein or to prevent injury or damage to persons or property. If Landlord shall fail to reimburse Tenant upon demand for any amount paid or liability incurred for the account of Landlord hereunder, said amount or liability may be deducted by Tenant from the next or any succeeding payments of rent due hereunder; provided, however, that should said amount or the liability therefor be disputed by Landlord, Landlord may contest its liability or the amount thereof, through arbitration or through a declaratory judgment action and Landlord shall bear the cost of the filing fees therefor

7.5	Landlord’s Security Interest.

In addition to any lien for rent available to the Landlord, the Landlord shall have, and the Tenant grants to the Landlord, a continuing security interest for all Basic Rent, additional rent and other sums of money becoming due under this Lease from the Tenant, upon all of the Tenant’s accounts receivable, inventory, equipment, and all other personal property located on or about the Leased Premises, none of which may be removed therefrom without the Landlord’s express, written consent so long as any Basic Rent, additional rent or other such sum from time to time owed to the Landlord under this Lease remains unpaid or another uncured event of default has occurred. On the occurrence of an event of default, the Landlord shall have, in addition to any other remedies provided in this Lease or by law, all of the rights and remedies afforded to secured parties under the provisions of the Uniform Commercial Code, as codified in the Commercial Law Article of the Annotated Code of Maryland (hereinafter referred to as “the Code”), including by way of example rather than of limitation (a) the right to sell the Tenant’s said property at public or private sale upon ten (10) days’ notice to the Tenant, and (b) the right to take possession of such property without resort to judicial process in accordance with the provisions of Section 9-503 of the Code. The Tenant shall, on its receipt of a written request therefor from the Landlord, execute such financing statements and other instruments as are necessary or desirable, in the Landlord’s judgment, to perfect such security interest.

7.6	Landlord’s Liability.

In no event shall Landlord, including any successor assignee of all or any portion of Landlord’s interest in the Building, be personally liable or accountable with respect to any provision of this Lease. If Landlord shall be in breach or default with respect to any obligation hereunder or otherwise, Tenant agrees to look for satisfaction solely to the equity of Landlord in the Building. The liability of Landlord, or other entity comprising Landlord, shall in no event exceed the amount of such equity and no other assets of Landlord (or any partners, stockholders, or officers of Landlord) shall be subject to levy, execution or other procedures for the satisfaction of Tenant’s remedies. In the event Landlord transfers this Lease, other than as security for a mortgage or deed of trust, Landlord (and, in case of any subsequent transfers or conveyance, the then grantor) shall, upon such transfer and acceptance by the transferee be relieved from all liability and obligations hereunder arising after such transfer, including any liability to Tenant for any security deposit under this Lease.

ARTICLE VIII

LANDLORD’S MORTGAGE

8.1	Subordination.

This Lease is subject and subordinate to all ground or underlying leases and to all mortgages and/or deeds of trust which may now or hereafter affect such leases or the real property of which the Leased Premises form a part, and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative. In confirmation of such subordination, Tenant shall execute promptly any certificate that Landlord may request. Notwithstanding the foregoing, the party secured by any such deed of trust or mortgage shall have the right to recognize this Lease, and in event of any foreclosure sale under such deed of trust or mortgage, this Lease shall continue in full force and effect at the option of the party secured by such deed of trust or mortgage or the purchaser under any such foreclosure sale; and Tenant covenants and agrees that it will, at the written request of any party secured by any such deed of trust, execute, acknowledge and deliver any instrument that has for its purpose and effect the subordination to said deed of trust or mortgage of the lien of this Lease. Tenant agrees that any mortgagee and/or deed of trust holder or any other purchaser or transferee of the Leased Premises by foreclosure or deed in lieu of foreclosure shall (a) not be liable for any defaults or actions of the Landlord occurring prior to mortgagee, deed of trust holder, purchaser or transferee acquiring the Leased Premises, and (b) not be personally liable under the Lease.

8.2	Tenant’s Estoppel Certificate.

Within seven (7) days after written request therefor by Landlord, Tenant covenants and agrees to deliver, to the beneficiary under any deed of trust, or the holder of any mortgage, against the Building or any prospective purchaser of the Building, upon the written request of Landlord or its designee, at any time and from time to time, a certificate stating whether (1) this Lease is still in full force and effect, (2) the Lease has been amended or modified, (3) all rent has been paid to date and if any rent has been unpaid, (4) Tenant or Landlord is in default under this Lease (and if any default exists, the nature of it), (5) Tenant has any claims against Landlord (and if any claim exists, the nature of it), (6) Tenant knows of any assignment of this Lease by Landlord, and (7) as to any other fact or condition reasonably requested by the Landlord or any mortgagee or beneficiary under any deed of trust or prospective mortgagee or beneficiary under any deed of trust, or purchaser of any or all of Landlord’s interests, or any assignee or prospective assignee of any interest of Landlord under this Lease.

8.3	Limited Liability of Mortgagee.

Tenant agrees that any mortgagee and/or deed of trust holder or any other purchaser or transferee of the Leased Premises by foreclosure or deed in lieu of foreclosure shall (a) not be liable for any defaults or actions of the Landlord occurring prior to mortgagee, deed of trust holder, purchaser or transferee acquiring the Leased Premises, and (b) not be personally liable under the Lease.

8.4	Notice to Mortgagee.

Tenant agrees to give any mortgagee and/or deed of trust holder, a copy of any notice of default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the addresses of such mortgagee and/or deed of trust holder. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagee and/or deed of trust holder shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days any mortgagee and/or deed of trust holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

8.5	Attornment.

In the event of a transfer of Landlord’s interest in the Leased Premises or the purchase of the Building or Landlord’s interest therein in a foreclosure sale or by deed in lieu of foreclosure under any deed of trust or mortgage or pursuant to a power of sale contained in a deed of trust or mortgage, Tenant shall, on demand by the owner of the Building or the real property of which the Leased Premises form a part, or both, attorn to and recognize the transferee or purchaser of Landlord’s interest as Landlord under this Lease for the balance of the then remaining term and thereafter this Lease shall continue as a direct lease between such person as “Landlord” and Tenant as “Tenant”, except that such transferee or purchaser shall not be liable for any act or omission of Landlord prior to such lease termination or such person’s succession to title.

8.6	Approval by Mortgagee.

This Lease is subject to review and approval of Landlord’s mortgagee or deed of trust holder and will not be effective until such approval is obtained.

ARTICLE IX

MISCELLANEOUS

9.1	No Constructive Waiver.

Failure of either party to complain of any act or omission on the part of the other party, no matter how long the same may continue, shall not be deemed to be a waiver by said party of any of its rights hereunder. No waiver by either party at any time, express or implied, of any breach of any provision of this Lease shall be deemed a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provision. If any action by either party shall require the consent or approval of the other party, the other party’s consent to or approval of such action on any one occasion shall not be deemed a consent to or approval of said action on any subsequent occasion or a consent to or approval of any other action on the same or any subsequent occasion. Any and all rights and remedies which either party may have under this Lease or by operation of law, either at law or in equity, upon any breach, shall be distinct, separate and cumulative and shall not be deemed inconsistent with each other, and no one of them, whether exercised by said party or not, shall be deemed to be an exclusion of any other; and any two or more or all of such rights and remedies may be exercised at the same time.

9.2	Broker’s Commission.

The parties hereto agree that no other broker was involved in procuring or negotiating this Lease other than Donohoe Real Estate Services, Inc., and the parties hereto agree to hold each other harmless from any and all claims from any other brokerage fees.

9.3	Waiver of Trial by Jury.

Tenant waives trial by jury of any or all issues arising in any action, or proceedings between the parties hereto, or their successors, arising out of or in any way connected with this Lease, or any of its provisions, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises and/or any claim of injury or damage, and any statutory remedy.

9.4	Attorney’s Fees.

Tenant agrees to pay, as additional rental, all attorney’s fees and expenses of Landlord incurred in enforcing any of Tenant’s obligations under this Lease, or in any litigation or negotiation in which Landlord shall become involved, through, or on account of Tenant.

9.5	Time of Essence.

Time is of the essence in the performance of all of Tenant’s obligations under this Lease.

9.6	Governing Law.

This Lease shall be construed and governed by the laws of the State in which the Leased premises are located. Should any provisions of this Lease and/or its conditions be illegal or not enforceable under the laws of such State, it or they shall be considered severable, and the Lease and its conditions shall remain in force and be binding upon the parties as though the said provisions had never been included.

9.7	Force Majeure.

In the event that Landlord or Tenant shall be delayed or hindered in or prevented from the performance of any act other than Tenant’s obligation to make payments of rent, additional rent, and other charges required hereunder, by reason of strikes, lockouts, unavailability of materials, failure of power, restrictive governmental laws or regulations, riots, insurrections, the act, failure to act, or default of the other party, war or other reason beyond its control, then performance of such act shall be excused for the period of the delay and the period for the performance of such act shall be extended for a period equivalent to the period of such delay. Notwithstanding the foregoing, lack of funds shall not be deemed to be a cause beyond control of either party.

9.8	Notices.

All notices required under this Lease shall be deemed to be properly served if sent by United States certified mail, postage prepaid, by facsimile transmission, or by recognized overnight courier

(a) if to Landlord, addressed to Landlord, 801 Thompson Ave, Suite 400, Rockville, MD 20852, or at such other address as Landlord may have from time to time designated by written notice to Tenant,

(b) and to Tenant following Lease Commencement at 801 Thompson Ave, Suite 300, Rockville, MD 20852 or at such other address as Tenant may have designated from time to time by written notice to Landlord and

(c) if to any mortgagee or holder of a deed of trust, at such address as such mortgagee or holder of deed of trust shall have designated from time to time. The date of service of such notices shall be the date such notices are postmarked.

9.9	Successors and Assigns.

Subject to Section 3.10 hereof, this Lease and the covenants, agreements, obligations and restrictions herein contained, shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

9.10	Gender and Number.

Words of any gender used in this Lease shall be deemed to include any other gender and words in the singular shall be deemed to include the plural when the sense requires.

9.11	Section Headings.

The headings as to contents of particular sections herein are inserted only for convenience, and they are in no way to be construed as a part of this Lease or as a limitation on the scope of the particular sections to which they refer.

9.12	Entire Agreement.

This Lease contains all the agreements and conditions made between the parties hereto and may not be modified orally or in any other manner than by agreement in writing, signed by all parties hereto, or their respective successors and interests.

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be duly executed, all done the day and year first hereinbefore written.

Landlord:	IBX 801 THOMPSON REALTY, LLC

Signature:	/s/ Matthew J. Yetman
Print Name and Title:	Matthew J. Yetman, Manager
Date:	January 1, 2022

Tenant:	QUANTUM SPACE, LLC

Signature:	/s/ Benjamin B. Reed
Print Name and Title:	Benjamin Reed
Date:	February 4, 2022

Witness:

Signature:
Print Name and Title:
Date:

Exhibit “A”

Tenant Space Plan

207
208
209
210
211
212
213
214
215
216
217
218
219
220
206
204
Conference
Room
205
C2-01
C2-02
C2-03
C2-04
C2-05
C2-06
C2-07
C2-08
C2-09
C2-10
Conference
Room
225
Conf.
Room
224
221
222
201
202
203
Kitchen
223
C2-11
C2-12
C2-13
C2-14
C2-15
C2-16
C2-17
C2-18
Quantum Space
234
235
226
231
227
Suite 201
Server
Room
236
233
232
230
229
228
2nd Floor

Exhibit “B”

Lease Payment Schedule

	2022	2023	2024	2025	2026
January	$7,841.09	$8,076.33	$8,318.62	$8,568.18	$8,825.22
February	$7,841.09	$8,076.33	$8,318.62	$8,568.18	$8,825.71
March	$7,841.09	$8,076.33	$8,318.62	$8,568.18	$8,825.71
April	$7,841.09	$8,076.33	$8,318.62	$8,568.18	$8,825.71
May	$7,841.09	$8,076.33	$8,318.62	$8,568.18	$8,825.71
June	$7,841.09	$8,076.33	$8,318.62	$8,568.18	$8,825.71
July	$7,841.09	$8,076.33	$8,318.62	$8,568.18	$8,825.71
August	$7,841.09	$8,076.33	$8,318.62	$8,568.18	$8,825.71
September	$7,841.09	$8,076.33	$8,318.62	$8,568.18	$8,825.71
October	$7,841.09	$8,076.33	$8,318.62	$8,568.18	$8,825.71
November	$7,841.09	$8,076.33	$8,318.62	$8,568.18	$8,825.71
December	$7,841.09	$8,076.33	$8,318.62	$8,568.18	$8,825.71
Basic Annual Rent	$94,093.13	$96,915.92	$99,823.40	$102,818.10	$105,908.00

Exhibit “C”

Confirmation of Lease Commencement Dates

Confirmation Agreement

COMMERCIAL LEASE AGREEMENT (“Lease”) dated 1st day of _January 2022, by and between IBX 801 THOMPSON REALTY, LLC, a Maryland limited liability company (“Landlord”), and IBX 801 Thompson Realty, LLC (‘Tenant”).

Pursuant to Section 1.2 “Term” of the above referenced lease this is to confirm the following:

1.	Tenant has accepted the Premises;

2.	Landlord has performed all its obligations with respect to the Premises;

3.	Rentable Commencement is as follows:

From	To	Suite	RSF
1/1/2022	12/31/2026	201	2,870

4.	The Expiration Date is December 31, 2026.

All other Terms and Conditions of the Lease shall remain unchanged and both parties acknowledge and reconfirm the Lease.

In witness whereof, the parties hereto, intending to be legally bound hereby, have executed this Confirmation Agreement.

Landlord:	IBX 801 THOMPSON REALTY, LLC

Signature:	/s/ Matthew J. Yetman
Print Name and Title:	Matthew J. Yetman, Manager
Date:	1/1/2022

Tenant:	QUANTUM SPACE, LLC

Signature:	/s/ Benjamin Reed
Print Name and Title:	Benjamin Reed
Date:

FIRST AMENDMENT TO OFFICE LEASE AGREEMENT

THIS FIRST AMENDMENT TO OFFICE LEASE AGREEMENT (This “First Amendment”) is made this 1st day of May, 2023 (the “Effective date”), by and between IBX 801 THOMPSON REALTY, LLC, hereinafter called “Landlord”, whose principal office is located at 801 Thompson Ave. Suite 400, Rockville, MD 20852, and QUANTUM SPACE, LLC a limited liability company, hereinafter called “Tenant”, whose principal office is located at 801 Thompson Ave. Suite 201, Rockville, MD 20852.

WHEREAS Landlord and Tenant entered into that certain Office Lease Agreement dated JANUARY 1, 2022 (the “Original Lease”) for leasing by Tenant of approximately 2,870 Rentable Square Feet (the “Existing Premises”) located within Suite 201 on the second (2nd) floor of the building known by street address as 801 Thompson, Rockville, Maryland (the “Building”) AND WHEREAS, Tenant wishes to combine Suite 200 consisting of 8,968 Rentable Square Feet with Suite 201.

NOW, THEREFORE, the parties do hereby agree that as of 7/1/2023 Tenant combines Suites 201 and 200 into a single contiguous suite hereafter to be known as Suite 201 for a total of 11,838 Rentable Square Feet. Moreover, the parties do hereby agree to extend the term of the lease until June 30, 2025.

1.	Lease section 1.1 Premises shall be replaced in its entirety with the following:

Landlord, for and in consideration of the covenants and agreements hereinafter set forth and the rent hereinafter reserved, has, and does hereby lease, unto Tenant and Tenant, subject to the terms and conditions herein contained, hereby leases from Landlord, the space described as follows:

Form	To	Suite	RSF

Original Lease
1/1/2022	1/30/2023	201	2,870

The First Amendment
7/1/2023	6/30/2025	New 201	11,838
		(Combined with 200)

As of July 1, 2023, the Tenant Space shown in Exhibit “A” Tenant Space Plan, and as outlined in Exhibit “B” Lease Payment Schedule, the total rentable square footage will be 11,838.

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2.	Lease section 1.2 Term shall be replaced in its entirety with the following:

Subject to the provisions hereof, the term of this Lease shall be for a term of (2) years, commencing on the 1st day of July 2023, and ending on the 30th day of June, 2025, both dates inclusive.

3.	Lease section 2.3 (a) Operating Expense and Real Estate Tax-Escalation shall be replaced in its entirety with the following:

(a)	For the purposes of this Lease,

(i)	In addition to the Base Annual Rental, Tenant will pay each year, as additional rent, its proportionate share of Landlord’s costs of operating the Building (the “Operating Costs”) in excess of the Operating Costs incurred by Landlord during calendar year 2022 (“Base Year”). Tenant’s proportionate share shall be twenty-four (24) percent.

(ii)	In addition to the Base Annual Rental, Tenant will pay each year, as additional rent, its proportionate share of all Real Estate Taxes, as hereinafter defined, incurred with respect to the Building and the land on which it is located in excess of the Real Estate Taxes incurred with respect to the Building and the land on which it is located during the calendar tax year (1/1/2022 through and including 12/31/2022). With respect to Real estate taxes Tenant’s proportionate share shall be twenty-four (24) percent.

4.	Lease Section 2.6 Parking shall be replaced in its entirety with the following:

Landlord shall designate for the Tenant sixteen (16) reserved spaces within the Building’s parking lot as shown in Exhibit D

5.	Lease Section 3.3 (a) Alteration shall be replaced in its entirety with the following:

(a)	Tenant will not make any alterations, installations, changes, replacements, additions, or improvements, structural or otherwise, in or to the Leased Premises or any part thereof, without the prior written consent of Landlord. A scope of work outlining Tenant’s proposed improvements, and each revision thereof, shall be submitted to the Landlord for Landlord’s approval, which shall not be unreasonably withheld.

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5.6 Lease Exhibit “A” shall be replaced in its entirety with the following

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6.7 Lease Exhibit “B” Lease Payment Schedule shall be replaced in its entirety with the following

Exhibit B	Basic Rent
Quantum Space
Lease Payments
Annual Rent Escalation Rate		3%

	2022	2023	2024	2025
January	$7,841.09	$8,076.33	$30,482.85	$31,400.30
February	$7,841.09	$8,076.33	$30,482.85	$31,400.30
March	$7,841.09	$8,076.33	$30,482.85	$31,400.30
April	$7,841.09	$8,076.33	$30,482.85	$31,400.30
May	$7,841.09	$8,076.33	$30,482.85	$31,400.30
June	$7,841.09	$8,076.33	$30,482.85	$0.00
July	$7,841.09	$29,595.00	$30,482.85
August	$7,841.09	$29,595.00	$30,482.85
September	$7,841.09	$29,595.00	$30,482.85
October	$7,841.09	$29,595.00	$30,482.85
November	$7,841.09	$29,595.00	$30,482.85
December	$7,841.09	$29,595.00	$30,482.85
Basic Annual Rent	$94,093.08	$226,027.98	$365,794.20	$157,001.50

Total Basic Annual Rent 07/01/23 - 06/30/25			$700,365.70

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7.8 Exhibit “D” Lease Building’s Parking Lot shall be added as following

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Aside from the citations outlined within this lease modification all other lease terms and conditions remain in effect.

Landlord:	IBX 801 THOMPSON REALTY, LLC

Signature:	/s/ Matthew J. Yetman
Print Name and Title:	Matthew J. Yetman, Manager
Date:	2/9/2024

Tenant:	Quantum Space, LLC

Signature:	/s/ Sue Hall
Print Name and Title:	Sue Hall SVP Operations and Programs
Date:	2/9/2024

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SECOND AMENDMENT TO OFFICE LEASE AGREEMENT

THIS FIRST AMENDMENT TO OFFICE LEASE AGREEMENT (This “First Amendment”) is made this 1st day of June, 2025 (the “Effective date”), by and between IBX 801 Thompson Ave Suite 400, Rockvile, MD 20852, hereinafter called “Landlord”, whose principal office is located at 801 Thompson Ave, Suite 400, Rockville, MD 20852 and Quantum Space, LLC,a limited liability company, hereinafter called “Tenant”, whose principal office is located at 801 Thompson Ave Suite 201, Rockville, MD 20852.

WHEREAS Landlord and Tenant entered into that certain Office Lease Agreement executed January 1, 2022 (the “Original Lease”). for leasing by Tenant of approximately 2,870 Rentable Square Feet (the “Existing Premises”) located within Suite 201 on the second(2nd) floor of the building known by street address as 80 Thompson Ave, Rockville, Maryland (the “Building”) AND WHEREAS, tenant wishes to combine Suite 200 consisting of 8,968 Rentable Square Feet with Suite 201.

AND WHEREAS, Landlord and Tenant entered into that First Amendment to the Office lease Agreement that as of 7/1/2023 Tenant combines Suite 201 and 200 into a single contiguous suite hereafter to be known as Suite 201 for a total of 11,838 Rentable Square Feet. Moreover, the parties do herby agree to extend the term of the lease until June 30, 2025.

NOW THEREFORE, the parties do herby agree to extend the term of the lease until December 31, 2026.

All other terms and conditions stated in original lease remain in full force and effect.

1.	Lease section 1.1 Premises shall be replaced in its entirety with the following:

Landlord, for and in consideration of the covenants and agreements hereinafter set forth and the rent hereinafter reserved, has, and does hereby lease, unto Tenant and Tenant, subject to the terms and conditions herein contained, hereby leases from Landlord, the space described as follows:

Form	To	Suite	RSF
Original Lease
1/1/2022	1/30/2023	201	2,870

The First Amendment
7/1/2023	6/30/2025	New 201	11,838
		(Combined with 200)

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As of July 1, 2023, the Tenant Space shown in Exhibit “A” Tenant Space Plan, and as outlined in Exhibit “B” Lease Payment Schedule, the total rentable square footage will be 11,838.

2.	Lease section 1.2 Term shall be replaced in its entirety with the following:

Subject to the provisions hereof, the term of this Lease shall be for a term of (5) years, commencing on the 1st day of Jan 2022, and ending on the 31th day of December, 2026, both dates inclusive.

3.	Lease section 2.3 (a) Operating Expense and Real Estate Tax-Escalation shall be replaced in its entirety with the following:

(a)	For the purposes of this Lease,

(i)	In addition to the Base Annual Rental, Tenant will pay each year, as additional rent, its proportionate share of Landlord’s costs of operating the Building (the “Operating Costs”) in excess of the Operating Costs incurred by Landlord during calendar year 2022 (“Base Year”). Tenant’s proportionate share shall be twenty-four(24) percent.

(ii)	In addition to the Base Annual Rental, Tenant will pay each year, as additional rent, its proportionate share of all Real Estate Taxes, as hereinafter defined, incurred with respect to the Building and the land on which it is located in excess of the Real Estate Taxes incurred with respect to the Building and the land on which it is located during the calendar tax year (1/1/2022 through and including 12/31/2022). With respect to Real estate taxes Tenant’s proportionate share shall be twenty-four (24) percent.

4.	Lease Section 2.6 Parking shall be replaced in its entirety with the following:

Landlord shall designate for the Tenant sixteen (16) reserved spaces within the Building’s parking lot as shown in Exhibit D

5.	Lease Section 3.3 (a) Alteration shall be replaced in its entirety with the following:

(a)	Tenant will not make any alterations, installations, changes, replacements, additions, or improvements, structural or otherwise, in or to the Leased Premises or any part thereof, without the prior written consent of Landlord. A scope of work outlining Tenant’s proposed improvements, and each revision thereof, shall be submitted to the Landlord for Landlord’s approval, which shall not be unreasonably withheld.

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5.6 Lease Exhibit “A” shall be replaced in its entirety with the following

SUITE 201
207
208
209
210
211
212
213
214
215
216
217
218
219
220
206
221
205
204
201
225
224
222
223
202
203
235
234
231
226
227
233
232
236
230
229
228
C2-01
C2-02
C2-03
C2-04
C2-05
C2-06
C2-08
C2-09
C2-10
C2-11
C2-12
C2-13
C2-14
C2-15
C2-16
C2-17
C2-18

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6.7 Lease Exhibit “B” Lease Payment Schedule shall be replaced in its entirety with the following

Exhibit B	Basic Rent
Quantum Space
Lease Payments		$30.00	$30.90	$31.83	$32.78
Annual Rent Escalation Rate			3%

	2022	2023	2024	2025	2026
January	$7,841.09	$8,076.33	$30,482.85	$31,400.30	$32,337.47
February	$7,841.09	$8,076.33	$30,482.85	$31,400.30	$32,337.47
March	$7,841.09	$8,076.33	$30,482.85	$31,400.30	$32,337.47
April	$7,841.09	$8,076.33	$30,482.85	$31,400.30	$32,337.47
May	$7,841.09	$8,076.33	$30,482.85	$31,400.30	$32,337.47
June	$7,841.09	$8,076.33	$30,482.85	$0.00	$32,337.47
July	$7,841.09	$29,595.00	$30,482.85	$31,400.30	$32,337.47
August	$7,841.09	$29,595.00	$30,482.85	$31,400.30	$32,337.47
September	$7,841.09	$29,595.00	$30,482.85	$31,400.30	$32,337.47
October	$7,841.09	$29,595.00	$30,482.85	$31,400.30	$32,337.47
November	$7,841.09	$29,595.00	$30,482.85	$31,400.30	$32,337.47
December	$7,841.09	$29,595.00	$30,482.85	$31,400.30	$32,337.47
Basic Annual Rent	$94,093.08	$226,027.98	$365,794.20	$345,403.30	$388,049.64
Second Amendment 07/01/2025 - 12/31/2026				$576,451.44
Total Basic Annual Rent 01/01/22 - 12/31/26				$1,419,368.20

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7.8 Exhibit “D” Lease Building’s Parking Lot shall be added as following

PC MARYLAND I, LP
LIBER 28424, FOLIO 031
51,377 SQUARE FEET OR 1.17945 ACRES
TAX MAP GQ-563, PARCEL 9
ZONED: RPC
USE: MULTI-STORY OFFICE BUILDING
FOUR (4) STORY CONCRETE BLOCK OFFICE BUILDING
801 THOMPSON AVENUE
EXTERIOR BUILDING FOOTPRINT AREA = 13,368 SQUARE FEET
HEIGHT OF BLDG. = 59.17' MEASURED FROM SIDEWALK AT ENTRANCE
HANDICAP
HANDICAP
Access Lane
HANDICAP
HANDICAP
IBX
IBX
QS
TBD
Guest
Facilities
TBD
XE
XE
QS
Fire Lane
S56°21'30"W (S58°57'50"W PLAT) 311.16'
N56°21'30"E (N58°57'50"E PLAT) 311.42'
N33°33'00"E (S30°56'40"E PLAT) 165.01'
N33°38'30"W (N31°02'10"W PLAT) 165.00'
7' WOOD STOCKADE FENCE
CONCRETE PAVEMENT
GRAVEL PICNIC AREA
TRASH ENCLOSURE
GENERATOR
1 STORY CONCRETE BLOCK BUILDING "EXXON" FUEL STATION
REBAR & CAP FOUND

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Aside from the citations outlined within this lease modification all other lease terms and conditions remain in effect.

Landlord:	IBX 801 THOMPSON REALTY, LLC

Signature:	/s/ Matthew J. Yetman
Print Name and Title:	Matthew J. Yetman, Manager
Date:	05/28/2025

Tenant:	Quantum Space, LLC

Signature:	/s/ Sue Hall
Print Name and Title:	Sue Hall COO
Date:	5/28/2025

Witness:

Signature:
Print Name and Title:
Date:

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THIRD AMENDMENT TO OFFICE LEASE AGREEMENT

THIS THIRD AMENDMENT TO OFFICE LEASE AGREEMENT (This “Third Amendment”) is made this 29th day of May, 2026 (the “Effective date”), by and between IBX 801 Thompson Ave Suite 400, Rockville, MD 20852, hereinafter called “Landlord”, whose principal office is located at 801 Thompson Ave, Suite 400, Rockville, MD 20852 and Quantum Space, LLC, a limited liability company, hereinafter called “Tenant”, whose principal office is located at 801 Thompson Ave Suite 201, Rockville, MD 20852.

WHEREAS Landlord and Tenant entered into that certain Office Lease Agreement executed January 1, 2022 (the “Original Lease”). for leasing by Tenant of approximately 2,870 Rentable Square Feet (the “Existing Premises”) located within Suite 201 on the second(2nd) floor of the building known by street address as 801 Thompson Ave, Rockville, Maryland (the “Building”). The Second amendment was executed to combine Suite 200 consisting of 8,968 Rentable Square Feet with Suite 201.

AND WHEREAS, tenant wishes to add Suite 300 for one year consisting of 13,160 Rentable Square Feet as of June 1, 2026 through May 31, 2027.

AND WHEREAS, Landlord and Tenant entered into this Third Amendment to the Office lease Agreement that as of 4/15/2026 Tenant adds Suite 300 in addition to the current spae of Suite 201 for a total of 24,998 Rentable Square Feet. Moreover, the parties do herby agree to extend the term of the lease until May 31, 2027.

NOW THEREFORE, the parties do herby agree to extend the term of the lease until May 31, 2027.

All other terms and conditions stated in original lease remain in full force and effect.

1.	Lease section 1.1 Premises shall be replaced in its entirety with the following:

Landlord, for and in consideration of the covenants and agreements hereinafter set forth and the rent hereinafter reserved, has, and does hereby lease, unto Tenant and Tenant, subject to the terms and conditions herein contained, hereby leases from Landlord, the space described as follows:

From	To	Suite	RSF
1/1/2022	1/30/2023	201	2,870
7/1/2023	6/30/2025	New 201	11,838
6/1/2026	5/31/2027	(Combined with 200) 300	13,160

1 | Page

As of June 1, 2026, the Tenant Space shown in Exhibit “A” Tenant Space Plan, and as outlined in Exhibit “B” Lease Payment Schedule, the total rentable square footage will be 24,998.

2.	Lease section 1.2 Term shall be replaced in its entirety with the following:

Subject to the provisions hereof, the term of this Lease shall be for a term of (5) years, commencing on the 1st day of Jan 2022, and ending on the 31th day of May, 2027, both dates inclusive.

3.	Lease section 2.3 (a) Operating Expense and Real Estate Tax-Escalation shall be replaced in its entirety with the following:

(a)	For the purposes of this Lease,

(i)	In addition to the Base Annual Rental, Tenant will pay each year, as additional rent, its proportionate share of Landlord’s costs of operating the Building (the “Operating Costs”) in excess of the Operating Costs incurred by Landlord during calendar year 2022 (“Base Year”). Tenant’s proportionate share shall be twenty-four (24) percent.

(ii)	In addition to the Base Annual Rental, Tenant will pay each year, as additional rent, its proportionate share of all Real Estate Taxes, as hereinafter defined, incurred with respect to the Building and the land on which it is located in excess of the Real Estate Taxes incurred with respect to the Building and the land on which it is located during the calendar tax year (1/1/2022 through and including 12/31/2022). With respect to Real estate taxes Tenant’s proportionate share shall be twenty-four (24) percent.

4.	Lease Section 2.6 Parking shall be replaced in its entirety with the following:

Landlord shall designate for the Tenant nineteen (19) reserved spaces within the Building’s parking lot as shown in Exhibit D

5.	Lease Section 3.3 (a) Alteration shall be replaced in its entirety with the following:

(a)	Tenant will not make any alterations, installations, changes, replacements, additions, or improvements, structural or otherwise, in or to the Leased Premises or any part thereof, without the prior written consent of Landlord.

A scope of work outlining Tenant’s proposed improvements, and each revision thereof, shall be submitted to the Landlord for Landlord’s approval, which shall not be unreasonably withheld.

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5.6 Lease Exhibit “A” shall be replaced in its entirety with the following

309
310
312
313
314
315
316
317
318
319
320
321
322
308
323
350
C3-01
C3-02
C3-03
C3-04
C3-09
C3-10
C3-11
C3-12
C3-17
C3-20
307
C3-05
C3-06
C3-07
C3-08
C3-13
C3-14
C3-15
C3-16
324
C3-18
C3-21
306
346
342
338
335
C3-19
C3-22
325
304
349
347
345
C3-23
C3-24
303
343
333
332
326
302
330
329
327
301

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6.7 Lease Exhibit “B” Lease Payment Schedule shall be replaced in its entirety with the following

Exhibit B	Basic Rent
Quantum Space
Lease Payments	$29.13	$30.00	$30.90	$31.83	$32.78	$33.76
Annual Rent Escalation Rate				3%

	2022	2023	2024	2025	2026	2027
January	$7,841.09	$8,076.33	$30,482.85	$31,400.30	$32,337.47	$70,327.71
February	$7,841.09	$8,076.33	$30,482.85	$31,400.30	$32,337.47	$70,327.71
March	$7,841.09	$8,076.33	$30,482.85	$31,400.30	$32,337.47	$70,327.71
April	$7,841.09	$8,076.33	$30,482.85	$31,400.30	$32,337.47	$70,327.71
May	$7,841.09	$8,076.33	$30,482.85	$31,400.30	$32,337.47	$70,327.71
June	$7,841.09	$8,076.33	$30,482.85	$-	$53,307.56
July	$7,841.09	$29,595.00	$30,482.85	$31,400.30	$53,307.56
August	$7,841.09	$29,595.00	$30,482.85	$31,400.30	$53,307.56
September	$7,841.09	$29,595.00	$30,482.85	$31,400.30	$53,307.56
October	$7,841.09	$29,595.00	$30,482.85	$31,400.30	$53,307.56
November	$7,841.09	$29,595.00	$30,482.85	$31,400.30	$53,307.56
December	$7,841.09	$29,595.00	$30,482.85	$31,400.30	$53,307.56
Basic Annual Rent	$94,093.08	$226,027.98	$365,794.20	$345,403.30	$534,840.30	$351,638.53

Third Amendment 06/01/2025 - 05/31/2027				$724,791.48
Total Basic Annual Rent 01/01/2022 - 05/31/2027				$1,917,797.39

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7.8 Exhibit “D” Lease Building’s Parking Lot shall be added as following

Shows a total of 19 spaces allocated toTenant to be added on June 1, 2026

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Aside from the citations outlined within this lease modification all other lease terms and conditions remain in effect.

Landlord:	IBX 801 THOMPSON REALTY, LLC

Signature:	/s/ Matthew J. Yetman
Print Name and Title:	Matthew J. Yetman, Manager
Date:	05/29/2026

Tenant:	Quantum Space, LLC

Signature:	/s/ Ben Reed
Print Name and Title:	Ben Reed, COO
Date:	26 May 2026

Witness:	Wanda Holbrook

Signature:	/s/ Wanda Holbrook
Print Name and Title:	Wanda Holbrook; Sr. Business Manager
Date:	06/01/2026

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